                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                                 Impreso, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                                  IMPRESO, INC.
                           652 SOUTHWESTERN BOULEVARD
                                COPPELL, TX 75019

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JANUARY 29, 2002

                 TO THE HOLDERS OF COMMON STOCK OF IMPRESO, INC.

Notice is hereby given that the Annual Meeting of Stockholders of Impreso, Inc. (the "Company") will be held at 652 Southwestern Boulevard, Coppell, Texas 75019, on Tuesday, January 29, 2002, at 4:00 p.m. CST, for the following purposes, as more fully described in the accompanying Proxy Statement:

         1. To elect six directors of our Company to serve for the ensuing year;

         2. To ratify the selection of Arthur Andersen LLP to serve as our Company's independent auditors for the fiscal year ending August 31, 2002; and

         3. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

The close of business on November 30, 2001, has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. A list of stockholders entitled to vote at the meeting may be examined at the Company's executive office, located at 652 Southwestern Boulevard, Coppell, Texas, during the ten-day period preceding the meeting.

You are cordially invited to attend the meeting in person. A majority of the outstanding shares must be represented at the Annual Meeting in order to transact business. Even if you expect to be present, please sign and date the enclosed form of Proxy and return it by mail in the envelope provided. If you attend the Annual Meeting, you may revoke your Proxy and vote in person. Your promptness in returning the Proxy will assist in the expeditious and orderly processing of the proxies. No postage is required if mailed in the United States.


December 15, 2001                        By Order of the Board of Directors,

                                         /s/ Donald E. Jett
                                         ---------------------------------------
                                         Donald E. Jett
                                         Secretary


PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE- PAID ENVELOPE. YOU CAN SPARE YOUR COMPANY THE EXPENSE OF FURTHER PROXY SOLICITATION BY RETURNING YOUR PROXY CARD PROMPTLY.

                                  IMPRESO, INC.
                           652 SOUTHWESTERN BOULEVARD
                                COPPELL, TX 75019


                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JANUARY 29, 2002


This Proxy Statement is provided in connection with the solicitation of Proxies on behalf of the Board of Directors of Impreso, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on January 29, 2002, and at any postponement or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice"). An Annual Report to Stockholders containing financial statements for the fiscal year ended August 31, 2001 ("Fiscal 2001"), is being mailed together with this Proxy Statement, on or about December 15, 2001, to all stockholders entitled to receive the Notice.

Any Proxy may be revoked at any time before it is exercised by personally appearing at the Meeting and informing the Secretary of the meeting that the stockholder intends to vote in person or by giving a later dated Proxy.

At the close of business on November 30, 2001, the record date for holders entitled to notice of, and to vote at, the Meeting, the Company had outstanding 5,278,780 shares of Common Stock, $.01 par value ("Common Stock"), each of which is entitled to one vote with respect to each matter to be voted on at the Meeting. The Company has no class or series of stock outstanding other than Common Stock.

At November 30, 2001, Marshall Sorokwasz, Chairman of the Board, Chief Executive Officer, President and Treasurer of the Company, The Sorokwasz Irrevocable Trust, whose Trustee is Marshall D. Sorokwasz, Richard D. Bloom, Vice President and a Director; and Donald E. Jett, Secretary and a Director; together owned approximately 71.2% of the outstanding Common Stock of the Company. To the Company's knowledge, Marshall D. Sorokwasz, individually and as Trustee for The Sorokwasz Irrevocable Trust, Richard D. Bloom, and Donald E. Jett will vote their shares of Common Stock in favor of each of the nominees for director and other proposals identified or described in this Proxy Statement.

The Company's executive office is located at 652 Southwestern Boulevard, Coppell, Texas 75019.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth information concerning the beneficial ownership of Common Stock, as of November 30, 2001, by each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of
1934), who, to the best of the Company's knowledge, owned beneficially more than 5% of the Company's Common Stock, each director and nominee for election as a director, all Named Executive Officers in the Summary Compensation Table (see "Compensation of Named Executives"), and all directors and executive officers of the Company, as a group.


                                                      Shares of Common
                                                            Stock             Percent
                                                   Beneficially Owned (a)     of Class
                                                   ----------------------    ---------
Name

Marshall D. Sorokwasz                                2,409,446       (b)           45.5%
118 Cottonwood Drive
Coppell, TX 75019

Richard D. Bloom                                      800,820        (c)           15.1%
3100 Hillside
Highland Village, TX 75067

Donald E. Jett                                        577,650                      10.9%
100 Cottonwood Drive
Coppell, TX 75019

Robert F. Troisio                                      4,000         (d)            (e)

Bob L. Minyard                                         3,500         (f)            (e)

Jay W. Ungerman                                        3,730         (g)            (e)

Jeffery W. Boren                                      70,388         (h)            1.3%

John L. Graves                                        43,200         (i)            (e)

Susan M. Atkins                                       16,500         (j)            (e)

All directors and executive
officers as a group (ten persons)                    3,929,234       (k)           72.3%

(a) Except as indicated in the following footnotes, each of the persons listed above has sole voting and investment power with respect to all shares shown in the table as beneficially owned by them, subject to community property laws where applicable.

(b) 2,333,360 of these shares are voted by Mr. Sorokwasz as Trustee for The Sorokwasz Irrevocable Trust. This number does not include 38,415 shares owned by Mr. Sorokwasz's wife, or the 16,250 shares owned by Mr. Sorokwasz's wife as custodian for a minor child, as to which Mr. Sorokwasz disclaims any beneficial interest. This number does include 17,500 shares issuable upon the exercise of stock options, exercisable within 60 days, held by Mr. Sorokwasz. See "Outside the Plan Stock Options."

(c) Includes 10,000 shares issuable upon the exercise of stock options, exercisable within 60 days, held by Mr. Bloom. See "Outside the Plan Stock Options."

(d) Includes 3,500 shares issuable upon the exercise of stock options, exercisable within 60 days, held by Mr. Troisio. See "Employee Benefit Plans - 1995 Stock Option Plan" and "Outside the Plan Stock Options."

(e)      Less than 1%.

(f) Consists of 3,500 shares issuable upon the exercise of stock options, exercisable within 60 days, held by Mr. Minyard. See "Employee Benefit Plans - 1995 Stock Option Plan" and "Outside the Plan Stock Options."

(g) Includes 3,000 shares issuable upon the exercise of stock options, exercisable within 60 days, held by Mr. Ungerman. This number includes 365 shares owned by Mr. Ungerman's wife. See "Employee Benefit Plans - 1995 Stock Option Plan" and "Outside the Plan Stock Options."

(h) Includes 62,150 shares issuable upon the exercise of stock options, exercisable within 60 days, held by Mr. Boren. See "Employee Benefit Plans - 1995 Stock Option Plan" and "Outside the Plan Stock Options."

(i) Includes 42,300 shares issuable upon the exercise of stock options, exercisable within 60 days, held by Mr. Graves. See "Employee Benefit Plans - 1995 Stock Option Plan" and "Outside the Plan Stock Options."

(j) Consists of 16,500 shares issuable upon the exercise of stock options exercisable within 60 days, held by Ms. Atkins. See "Employee Benefit Plans - 1995 Stock Option Plan" and "Outside the Plan Stock Options."

(k) Includes 158,450 shares issuable upon the exercise of stock options exercisable within 60 days.

There has been no significant change in stock ownership or control since November 30, 2001.

PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

The Board has fixed the number of directors to be elected at six. The terms of the present directors expire at the Annual Meeting of Stockholders, to be held on January 29, 2002. Directors are elected by plurality. Abstentions and broker non-votes are treated as present at the Annual Meeting and are, therefore, counted to determine a quorum. Each director elected at the Annual Meeting of Stockholders on January 29, 2002, will serve for one (1) year, or until his successor shall have been chosen and qualified.

The persons named in the accompanying form of Proxy will vote the shares of Common Stock represented in favor of the nominees listed below, unless otherwise instructed in such Proxy.

The nominees are presently serving as directors of the Company. Certain information concerning the nominees for election is set forth below. Such information was furnished by them to the Company.

The Board of Directors recommends that you vote FOR the nominees listed below.

                              NOMINEES FOR ELECTION

MARSHALL D. SOROKWASZ, 58, is one of the founders of the Company and has been our President, Chief Executive Officer, and a Director since our organization in 1976 and Chairman of the Board since 1996. Prior thereto, Mr. Sorokwasz held several positions with O.E.I. Business Products of Chicago, Illinois, a manufacturer and distributor of continuous business forms.

RICHARD D. BLOOM, 69, is one of our founders and joined the Company as Senior Vice President of Operations and a Director in 1976. Prior, thereto, Mr. Bloom spent 20 years on the production side of the computer form industry, having served as a Plant Manager and Production Manager at his two previous employers, Data Documents, Inc. of Hutchins, Texas, and Service Business Forms of Wichita, Kansas.

DONALD E. JETT, 57, is also an original founder of our Company and has been a Director and the Secretary of the Company since 1976. Currently, Mr. Jett is retired. From 1994 to 1999, Mr. Jett worked as a consultant to Budget Cardio, a company that sold and refurbished new and used cardiovascular exercise equipment. During 1993, Mr. Jett owned and operated Uniglobe Clocktower Travel, a travel agency in Coppell, Texas. From 1978 until May 1991, Mr. Jett served as a Vice President and a Director of Origami, Inc., a business consumable wholesaler. Prior to working at Origami, Inc., he was a regional sales manager for 11 years in a division of Scott Paper Company, with sales responsibilities for 21 states.

ROBERT F. TROISIO, 57, became a Director in May 1995. He is currently a Managing Director of the McShane Group, a national consulting firm. From September, 1994 to February, 2001, Mr. Troisio was associated with Morris Anderson & Associates, also a national consulting firm.

BOB L. MINYARD, 59, was elected to the Board of Directors in January 1996. Since 1968 Mr. Minyard has served as an Executive Officer and a Director of Minyard Food Stores, a regional chain of grocery stores in the Southwest.

JAY W. UNGERMAN, 64, was elected to the Board of Directors in January 1996. Mr. Ungerman has been a licensed Texas attorney since 1961 and currently, after returning from a few years abroad, is practicing in Austin, Texas with the firm of Bruce A. Lipshy.

                            COMPENSATION OF DIRECTORS

In Fiscal 2001, each member of the Board of Directors received a retainer of $3,000 for his services as a director. For serving on the Audit Committee, members received retainers of $500. In Fiscal 2001, each member of the Board of Directors received $1,000 for each of the Board or Committee meetings attended by that director in person, or $250 for participating telephonically. If more than one meeting was scheduled on the same day, the attending directors were compensated as if only one meeting was held. Non-employee directors also receive on an annual basis for serving on the Board, an automatic grant of an option to purchase 1,000 shares of Common Stock of the Company under the Company's 1995 Stock Option Plan as amended (the "1995 Plan").

                          BOARD MEETINGS AND COMMITTEES

During the past fiscal year the Board of Directors met five times and from time to time passed resolutions by unanimous written consent. Each of the nominees for director attended a minimum of 75% of the meetings of the Board and the Committees of the Board on which such person served, which were held during the time that such person served.

The Board of Directors of the Company has a Stock Option Committee, whose members are Messrs. Troisio, Ungerman and Minyard. The Stock Option Committee administers the 1995 Plan and determines the persons who are eligible to receive options thereunder, the number of shares to be subject to each option, and the other terms and conditions under which options under the 1995 Plan are granted and made exercisable. See "Employee Benefit Plans" below. The Stock Option Committee met once during Fiscal 2001.

The Board of Directors has a Compensation Committee, whose members are Messrs. Sorokwasz, Ungerman and Troisio. The Compensation Committee is authorized to review and approve remuneration arrangements for senior management, directors and other employees and employee benefit plans in which officers and employees are eligible to participate. The Compensation Committee met once during Fiscal 2001.

The Board of Directors has an Audit Committee, whose members are Messrs. Ungerman, Troisio and Minyard. Each member of the Committee is independent. None of the members are officers or employees of the Company or its subsidiaries, nor do any of the members have relationships which could interfere with the exercise of independent judgment. The Audit Committee is authorized to meet and discuss with representatives of the firm of certified public accountants retained by the Company, the scope of the audit by such firm and question such representatives with respect thereto and to meet with and question employees of the Company with respect to financial matters pertaining to the Company.

The Board of Directors does not have a Nominating Committee.

The only directors of the Company who are active in the business on a day-to-day basis are Messrs. Sorokwasz and Bloom. No family relationships exist between any of the directors and executive officers of the Company.

The Company's Certificate of Incorporation contains a provision, authorized by Delaware law, which eliminates the personal liability of a director of the Company to the Company or to any of its stockholders for monetary damages for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, or authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law, or obtained an improper personal benefit.

                             AUDIT COMMITTEE REPORT

On May 15, 2000 by written resolution in lieu of a meeting, the Audit Committee Charter was adopted.

On June 1, 2001, the Board of Directors voted to remove Marshall D. Sorokwasz from the Audit Committee in order to comply with the Nasdaq and SEC Audit Committee rules requiring the Company to have independent members on the Committee. The Audit Committee met once during Fiscal 2001.

The Audit Committee met on November 21, 2001, to review and discuss with management the audited financial statements, discuss with the Company's auditors the auditing standards utilized in the Fiscal 2001 audit, review and discuss the written disclosures and letter from the auditors concerning the auditor's independence, review and reassess the Audit Committee Charter, and pass a resolution recommending to the Board of Directors that the Fiscal 2001 audited financial statements be included in the Company's Annual Report on Form 10-K.

                                 AUDIT COMMITTEE
                                Robert F. Troisio
                                 Jay W. Ungerman
                                 Bob L. Minyard

                          COMPENSATION COMMITTEE REPORT

The Compensation Committee is composed of Marshall D. Sorokwasz, CEO, President and Treasurer, Robert F. Troisio and Jay W. Ungerman. The Compensation Committee's informal executive compensation philosophy considers a number of factors, including competitive compensation by like-sized companies in similar businesses and linking executive compensation to achievement of performance goals. The Committee has access to national compensation surveys and public compensation information for executives in manufacturing companies both larger and smaller than the Company, including direct competitors of the Company. All of these sources are used by the Committee in reviewing compensation.

The Company's executive compensation program is designed to provide incentives to attract, motivate, and retain key executives needed to enhance the profitability of the Company, create value for its stockholders, and instill in the executives a long term commitment to the Company. On January 30, 2001, the Committee reviewed total compensation of the Named Executive Officers listed in this Proxy Statement. The Compensation Committee determined that for Fiscal 2001, based upon the Company's performance in the year ended August 31, 2000 ("Fiscal 2000"), and profitability in the first quarter of Fiscal 2001, increases in salaries for Marshall Sorokwasz, John Graves, Jeffery Boren, and Susan Atkins would be capped at a maximum of 3%. Other annual compensation paid to Marshall Sorokwasz in Fiscal 2001 was $187,942, which was $43,896 greater than in Fiscal 2000, reflecting a $32,699 increase in his use of the annual $125,000 expense allowance authorized by the Board in August 1993.

The Compensation Committee feels that the Company's compensation adequately reflects its philosophy and policies and that none of the executive officers of the Company is overcompensated.

                             COMPENSATION COMMITTEE
                              Marshall D. Sorokwasz
                                Robert F. Troisio
                                 Jay W. Ungerman

                               EMPLOYMENT CONTRACT

The Company executed a five-year employment contract with Marshall Sorokwasz, Chairman of the Board, CEO, President and Treasurer, on February 1, 1999. The agreement provides, in part, for a minimum annual salary of $375,000 and further compensation as determined by the Board of Directors, a non-reimbursable annual expense allowance, and payments, for a period of five years following termination or change in control, equal to Mr. Sorokwasz's annual income in effect prior to such termination.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is composed of Marshall D. Sorokwasz, CEO, President and Treasurer, Robert F. Troisio and Jay W. Ungerman. Marshall Sorokwasz has personally guaranteed the indebtedness of TST/Impreso, Inc. ("TST"), a subsidiary of the Company, to various lenders, including the newly established $22 million revolving line of credit, and other notes payable to a financial institution, the proceeds of which were used for the purchase of property and equipment at TST's West Virginia facility, and another financial institution to obtain funding for the acquisition of the Sky Division of Durango Georgia Converting LLC, which was consummated in Fiscal 2001.

A company controlled by the spouse of Marshall D. Sorokwasz serves as both a customer of and vendor to the Company. Sales to this related company were $1,040,325 for the year ended August 31, 2001. Purchases from the related company totaled $376,694 for the year ended August 31, 2001. The accounts receivable and accounts payable balances related to this company as of August 31, 2001, were $47,434 and $9,430, respectively. In the opinion of management, these transactions were consummated on terms equivalent to those that prevail in an arms-length transaction.


                        EXECUTIVE OFFICERS OF THE COMPANY


The executive officers of the Company are elected annually by the Board of Directors. The executive officers, their age and positions within the Company at August 31, 2001, are as follows:


             Name                          Age                                 Position
             ----                          ---                                 --------
     Marshall D. Sorokwasz                  58                Chairman of the Board,  President, Treasurer,
                                                              and Chief Executive Officer
     Richard D. Bloom                       69                Senior Vice President of Operations and
                                                              Director
     Donald E. Jett                         57                Secretary and Director
     John L. Graves                         57                Vice President of Manufacturing
     Jeffrey W. Boren                       36                Vice President of Sales, Marketing
     Susan M. Atkins                        52                Vice President of Finance, Chief Financial
                                                              Officer and Assistant Secretary
     Dwight E. Staubs                       50                Vice President

Marshall D. Sorokwasz is one of the founders of the Company and has been its President, Chief Executive Officer, and a Director since its organization in 1976 and Chairman of the Board since 1996.

Richard D. Bloom is one of the founders of the Company and has been its Vice President and a Director since inception.

Donald E. Jett is one of the founders of the Company and has been its Secretary and a Director since inception.

John L. Graves was promoted to Vice President of Manufacturing in June 1986. Prior to being elected Vice President, Mr. Graves was Operations Manager with the Company since August 1981.

Jeffrey W. Boren has been Vice President of Sales and Marketing since March 1995. From March 1994 to March 1995, he was the National Sales Manager; prior to that, he held various sales positions within the Company.

Susan M. Atkins has been Vice President of Finance and Chief Financial Officer of the Company since December 1995, and Assistant Secretary since November 1999. Ms. Atkins was Controller of the Company prior to her election as Vice President of Finance and Chief Financial Officer.

Dwight E. Staubs was elected to the position of Vice President in May 2001, subsequent to the acquisition of substantially all of the assets of the competitor he managed, acquired by the Company in April 2001. Mr. Staubs had been the Plant Manager of the competitor since 1994.


                    COMPENSATION OF NAMED EXECUTIVE OFFICERS


The following table sets forth information concerning the compensation paid by the Company for services rendered during the three fiscal years ended August 31, 2001, 2000 and 1999, to the executive officers of the Company whose aggregate salary and bonus exceeded $100,000 (the "Named Executive Officers").

                          SUMMARY OF COMPENSATION TABLE


                                                Annual Compensation               Long Term
                                                                                 Compensation
                                                                                  Number of
                                                                                  Securities
  Name and Principal                                         Other Annual         Underlying            All Other
      Position                  Year    Salary    Bonus     Compensation (1)        Options          Compensation(2)
------------------------        ----    ------    -----     ----------------      -------------      ---------------
Marshall D. Sorokwasz           2001    $425,412   $40,000    $187,942(3) (4)      60,000  (5)           $7,859
Chairman of the                 2000     424,567    25,000     144,046(3) (6)         -0-                 6,740
Board, President                1999     363,118         0      65,735(3) (7)       5,000  (5)            3,612
CEO & Treasurer

Richard D. Bloom                2001    $146,159   $15,000     $20,613 (3) (8)     15,000  (5)           $4,750
Senior Vice President           2000     181,500    12,500          --                -0-                 4,875
of Operations                   1999     239,958         0          --              5,000  (5)            3,135

Jeffery W. Boren                2001    $156,608   $30,000     $27,414 (3) (9)     17,500  (5)             $899
Vice President of               2000     153,332    12,500          --                -0-                   774
Sales & Marketing               1999     137,175         0          --              5,000  (5)              696

John L. Graves                  2001    $127,659   $15,000          --             12,500  (5)             $712
Vice President                  2000     127,662    10,000          --                -0-                   649
of Manufacturing                1999     113,289         0          --              5,000  (5)              582

Susan M. Atkins                 2001    $112,265   $15,000          --             12,500  (5)             $545
CFO and Vice                    2000     110,868    10,000          --                -0-                   541
President of Finance            1999      99,465         0          --              5,000  (5)              503


(1) Unless otherwise indicated, the Named Executive Officer did not receive perquisites and other benefits in which the aggregate amount of such compensation exceeded the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the Named Executive Officer.

(2) "All Other Compensation" represents the allocation of the Company's contribution to the Company's employee 401(k) Plan for each Named Executive Officer, based upon the distribution formula in the 401 (k) Plan, and payment of directors fees for attending board and committee meetings.

(3) Consists of payments of one or more of the following: medical and whole life insurance premiums; annual car allowance; and non-reimbursable expense payments.

(4)      Includes a total of $124,950 in non-reimbursable expense payments.

(5)      Options granted outside of the 1995 Stock Option Plan.

(6)      Includes a total of $92,251 in non-reimbursable expense payments.

(7)      Includes a $24,000 car allowance.

(8) Consists of $12,000 of health insurance reimbursement and $8,600 of life insurance premiums.

(9)      Includes a $21,700 car allowance.

The following table shows as to the Chief Executive Officer and the other Named Executive Officers of our Company listed in the Compensation Table, information about options granted in the 2001 fiscal year. We did not grant any stock appreciation rights, restricted stock or performance shares.


                       OPTIONS GRANTED IN 2001 FISCAL YEAR

                                                                                               Potential Realizable
                                                                                                 Value at Assumed
                                                                                                  Annual Rates of
                                                                                                   Stock Price
                                                                                                   Appreciation
                                                 Individual Grants                              for Option Term (1)
                                 Number of      -------------------                            --------------------
                                 Securities     % of Total Options
                                 Underlying         Granted to       Exercise or
                                Options (2)        Employees In      Base Price     Expiration
         Name                   Granted (#)       Fiscal Year(3)       ($/SH)          Date         5%       10%
---------------------           -----------     -------------------  -----------    ----------    ------   ------
Marshall D. Sorokwasz              25,000             16.03            2.9375        10/06/05     20,289   44,834
                                   35,000             22.44              1.70         8/02/06     16,439   36,325
Richard D.  Bloom                  10,000              6.41            2.9375        10/06/05      8,116   17,934
                                    5,000              3.21              1.70         8/02/06      2,348    5,189
John L. Graves                      5,000              3.21            2.9375        10/06/05      4,058    8,967
                                    7,500              4.81              1.70         8/02/06      3,523    7,784
Jeffrey W. Boren                    7,500              4.81            2.9375        10/06/05      6,087   13,450
                                   10,000              6.41              1.70         8/02/06      4,697   10,379
Susan Atkins                        5,000              3.21            2.9375        10/06/05      4,058    8,967
                                    7,500              4.81              1.70         8/02/06      3,523    7,784

(1) The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised.

(2) Options granted have a term of five years, subject to earlier termination related to termination of employment, and vest in 50% increments over a two year period.

(3) Includes options granted from the 1995 Stock Option Plan and options granted outside of the plan

The following table shows for the Named Executive Officers information about options exercised in Fiscal 2001.


                  AGGREGATE OPTION EXERCISES IN FISCAL 2001 AND
                          FISCAL YEAR END OPTION VALUES

                                                                Number of                      Value of
                                                          Un-Exercised Options               Un-Exercised
                                                           at August 31, 2001            In-The-Money Options
                                Shares                 ---------------------------    --------------------------
                               Acquired
                                  On        Value                          Un-                           Un-
                               Exercise    Realized    Exercisable     Exercisable    Exercisable    Exercisable
                               --------    --------    -----------     -----------    -----------    -----------
Marshall D. Sorokwasz            ---         ---           5,000         60,000            0           1,400
Richard D. Bloom                 ---         ---           5,000         15,000            0             200
John L. Graves                   ---         ---          39,800         12,500            0             300
Jeffery W. Boren                 ---         ---          58,400         17,500            0             400
Susan M. Atkins                  ---         ---          14,000         12,500            0             300


(1) Computed based upon the difference between aggregate fair market value as of August 1, 2001, and aggregate exercise price.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file certain reports concerning their beneficial ownership of our equity securities. We believe that during Fiscal 2001, all reporting persons complied with their Section 16(a) filing obligations, except for a Form 3 filed on behalf of Mr. Staubs, reflecting Mr. Staubs initial reporting requirements, which was filed approximately 39 days late in June 2001.

                             EMPLOYEE BENEFIT PLANS

1995 STOCK OPTION PLAN. On October 3, 1995, the Board of Directors adopted and the stockholders of the Company subsequently approved the Company's 1995 Stock Option Plan. A Registration Statement on Form S-8 with respect to the Common Stock issuable pursuant to the 1995 Plan was filed with the Securities and Exchange Commission on April 7, 1997, and became effective at that time. The 1995 Plan has reserved 400,000 shares of Common Stock for the granting of options to key employees of the Company, including officers and non-employee directors. The 1995 Plan became effective October 5, 1995, and will terminate October 6, 2005, or on the date in which all shares available for issuance under the 1995 Plan have been issued and fully exercised or canceled, whichever occurs first, except that options outstanding as of October 6, 2005, will continue in full force and effect under the provisions of each grant. The 1995 Plan, as amended, provides for the grant of incentive stock options, which may be exercised over a period of ten years, and the fixed annual grant of non-qualified stock options for 1,000 shares of Common Stock of the Company to non-employee directors. The options granted to non-employee directors are exercisable over ten years from date of grant. In no event can the option price be lower than the fair market value of the Common Stock at the date of grant. The Stock Option Committee is made up of non-employee directors who administer the 1995 Plan. As of August 31, 2001, options to purchase 279,400 shares were outstanding and 75,550 options were available for grant.


OUTSIDE THE PLAN STOCK OPTIONS. On January 26, 1999, the Board of Directors granted the President authority to grant non-plan stock options at fair market value at the date of grant, representing a maximum of 250,000 shares of Common Stock. As of November 30, 2001, options representing 191,000 shares had been granted to officers and employees of the Company. Options granted have a term of five years, subject to earlier termination related to termination of employment, and vest in 50% increments over a two-year period.

                                PERFORMANCE GRAPH

From September 1, 2000 to May 24, 2001, our stock was reported on the Nasdaq National Market under the symbol ZCOM. On May 25, 2001, our common stock began trading on the Nasdaq SmallCap Market under the symbol ZCOM. The following performance graph compares the performance of our Company's cumulative total stockholder return on its Common Stock for the period from our Company's initial public offering on October 5, 1995, to August 31, 2001, with the comparison of 5 year cumulative total return among Impreso, Inc., the Nasdaq Stock Market U.S. Index and a Peer Group consisting of Moore, Ltd., Paris Corporation, Wallace Computer Services, Inc. and Willamette Industries, Inc.


                                    [GRAPH]

                             Peer Group Total Return Worksheet
Research Data Group

                                                       Cumulative Total Return
                                     ----------------------------------------------------------
                                     8/96        8/97        8/98       8/99      8/00     8/01
IMPRESO, INC.                       100.00      189.29       39.29      41.96    50.89    24.86
NASDAQ STOCK MARKET (U.S.)          100.00      139.49      131.81     244.89   374.19   160.03
PEER GROUP                          100.00      124.94       72.63     106.33    74.26   124.22

PROPOSAL NO. 2

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors of our Company has selected Arthur Andersen LLP to serve as our independent public accountants for the fiscal year ending August 31, 2002 ("Fiscal 2002"). The Board of Directors considers Arthur Andersen LLP to be eminently qualified.

A representative of Arthur Andersen LLP will be present at the Annual Meeting, with an opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions.

Although it is not required to do so, the Board of Directors is submitting its selection of our independent public accountants for ratification at the Annual Meeting, in order to ascertain views of stockholders regarding such selection. If the selection is not ratified, we will reconsider its selection.

The Board of Directors recommends that you vote FOR ratification of the selection of Arthur Andersen LLP to examine the financial statements of our Company for the fiscal year ending August 31, 2002.


                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

As of the date of this Proxy Statement, management of Impreso, Inc. does not know of any matters to be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the accompanying Proxy confers discretionary authority with respect to those matters, and the persons named in the accompanying form of Proxy intend to vote that Proxy to the extent entitled in accordance with their best judgment.

We request you to date, sign and return the Proxy in the enclosed postage-paid envelope. If you attend the Annual Meeting, you may revoke your Proxy at that time and vote in person if you so desire, otherwise your Proxy will be voted for you.


                                  MISCELLANEOUS

If the accompanying form of Proxy is executed and returned, the shares of Common Stock represented thereby will be voted in accordance with the terms of the Proxy, unless the Proxy is revoked. If no directions are indicated in such Proxy, the shares represented thereby will be voted FOR the nominees proposed by the Board of Directors and FOR the ratification of the Board of

Directors' selection of Arthur Andersen LLP as independent auditors for the Company.

All costs relating to the solicitation of Proxies will be borne by the Company. Proxies may be solicited by officers, directors, and regular employees of the Company, personally, by mail, by telephone or by fax, and the Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting materials to their principals.

It is important that Proxies be returned promptly. Whether or not you expect to attend the Meeting in person, you are urged to mark, sign and date the accompanying form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that your vote can be recorded.


ANNUAL REPORT ON FORM 10-K

A copy of the Company's Annual Report on Form 10-K, including the financial statements and financial statement schedules for the fiscal year ended August 31, 2001, which was filed with the Securities and Exchange Commission, has been sent without charge to stockholders to whom this Proxy Statement is mailed as part of the Company's Annual Report to Stockholders. The Company shall provide, without charge, copies of any exhibits to its Form 10-K upon written request to the Legal Department, Impreso, Inc., 652 Southwestern Blvd., Coppell, TX 75019.


STOCKHOLDER PROPOSALS

A stockholder who desires to include a proposal in the Proxy material relating to our Fiscal 2002 annual meeting of stockholders must submit the same in writing, so as to be received at our principal executive office, to the attention of the Legal Department, on or before August 17, 2002, for such proposal to be considered for inclusion in the Proxy Statement for the annual meeting. Such proposal must also meet the other requirements of the Securities and Exchange Commission relating to shareholder proposals required to be included in our Proxy Statement. If a stockholder intends to submit a proposal at our Fiscal 2002 annual meeting of stockholders that is not eligible for inclusion in the Proxy Statement and form of Proxy relating to that meeting, the stockholder must do so no later than October 1, 2002. If such a stockholder fails to comply with the foregoing notice provision, the Proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the Fiscal 2002 annual meeting.


December 15, 2001                        By Order of the Board of Directors,


                                         /s/ Donald E. Jett
                                         ---------------------------------------
                                         Donald E. Jett
                                         Secretary

                                  IMPRESO, INC.
              PROXIES SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                January 29, 2002

                                  COMMON STOCK

The undersigned, a stockholder of Impreso, Inc. does hereby appoint Marshall D. Sorokwasz and Richard D. Bloom, or either of them, as proxies of the undersigned with full power of substitution, to appear on behalf of and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held on Tuesday, January 29, 2002, at 4:00 p.m., CST, or at any adjournments thereof, upon such matters as may properly come before the meeting.

This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby instructs said proxies or their substitutes to vote as specified on the reverse, on each of the following matters in accordance with their judgment, and on any other matters which may properly come before the meeting. If no direction is indicated, this proxy will be voted "for" all nominees listed in Item 1, and "for" Item 2.

X Please mark your votes as in this example.

(Continued and to be signed on reverse side)

1)       Election of Directors
         For all nominees listed                                          -----
         (except as marked to the contrary)

         Withhold Authority to vote for all the nominees listed at right.
                                                                          ------
         Nominees:         Marshall D. Sorokwasz
                           Richard D. Bloom
                           Donald E. Jett
                           Robert F. Troisio
                           Bob L. Minyard
                           Jay W. Ungerman

(Instruction: to withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)

                       ----------------------------------

The Board of Directors favors a vote "for" each item.

2) Ratification of Appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending August 31, 2002.

                           For            Against           Abstain
                               ------            ------            -----

The shares represented by this Proxy will be voted as directed. If no direction is indicated as to either Items 1 or 2, the shares will be voted in favor of the Item(s) for which no direction is indicated.

PLEASE MARK, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.

                                      DATED                           200
                                           ---------------------------   -----
                                                                          (L.S.)
                                      ------------------------------------
                                                                          (L.S.)
                                      ------------------------------------
                                      Stockholder(s) Sign Here


IMPORTANT: BEFORE RETURNING THIS PROXY, PLEASE SIGN YOUR NAME OR NAMES ON THE LINE(S) ABOVE EXACTLY AS SHOWN THEREON. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS OR CORPORATE OFFICERS SHOULD INDICATE THEIR FULL TITLES WHEN SIGNING. WHERE SHARES ARE REGISTERED IN THE NAME OF JOINT TENANTS OR TRUSTEES, EACH JOINT TENANT OR TRUSTEE SHOULD SIGN.


                                        2